PROXYMED, INC.
                           2501 DAVIE ROAD, SUITE 230
                         FORT LAUDERDALE, FLORIDA 33317
                                 (954) 473-1001

                            -------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 21, 1998
                            -------------------------
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ProxyMed, Inc., a Florida corporation (the "Company"), will be held on Thursday, May 21, 1998, at 9 o'clock a.m., Eastern Daylight Time, at the Fort Lauderdale Airport Hilton, 1870 Griffin Road, Dania, Florida 33004 for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

   (1) The election of 7 persons to the Board of Directors to serve until the next annual meeting of the shareholders or until election and qualification of their respective successors;

   (2) To vote on a proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.001, from 20,000,000 to 50,000,000; and

   (3) To transact such other business as may properly come before the meeting.

     Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on April 3, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

     The Annual Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.


     A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ HAROLD S. BLUE
                                        ------------------
                                        Harold S. Blue
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER


Fort Lauderdale, Florida
May 1, 1998

                                 PROXYMED, INC.
                           2501 DAVIE ROAD, SUITE 230
                         FORT LAUDERDALE, FLORIDA 33317
                                 (954) 473-1001

                             ---------------------
                                PROXY STATEMENT
                             ---------------------
     The enclosed proxy is solicited by the Board of Directors of ProxyMed, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Thursday, May 21, 1998, and the approximate date on which this statement and the enclosed proxy will be sent to shareholders will be May 1, 1998. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided; if no space is marked, it will be voted by the persons therein named at the meeting (i) for the election of 7 persons to the Board of Directors as set forth below; (ii) for approval to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, par value $.001, from 20,000,000 to 50,000,000; and (iii) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

     The cost of Board of Directors' proxy solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

     At the record date for the meeting, the close of business on April 3, 1998, the Company had issued 12,449,368 shares of $.001 par value common stock ("Common Stock"). Only shareholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock. The approval of the proposals covered by this Proxy Statement will require an affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy at the Annual Meeting, with the exception of the election of directors, each of which is elected by a plurality.

     All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for approval of each matter voted upon. Abstentions or broker non-votes are counted as shares present in the determination of whether shares of Common Stock represented at the meeting constitute a quorum. Abstentions and broker non-votes are tabulated separately. Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting). As to other matters to be acted upon at the Annual Meeting, abstentions are treated as AGAINST votes, whereas broker non-votes are counted for the purpose of determining whether the proposal has been approved.

     A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of April 3, 1998, with respect to
(i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each director, and (iii) each executive officer named in the Executive Compensation chart, and (iv) all directors and officers of the Company as a group:

NAME AND ADDRESS(1)                         NUMBER OF SHARES(2)     PERCENT OF CLASS
-------------------                         -------------------     ----------------
Harold S. Blue(3) ......................           814,132                 6.4
John Paul Guinan(4) ....................           217,500                 1.7%
Bennett Marks(5) .......................           159,750                 1.3%
Frank M. Puthoff(4) ....................            26,667                   *
Bruce S. Roberson(4) ...................            62,000                   *
Harry A. Gampel(6) .....................           283,558                 2.3%
Samuel X. Kaplan(4) ....................            75,000                   *
Bertram J. Polan(7) ....................            82,500                   *
Eugene R. Terry(4) .....................            75,000                   *
Bellingham Industries Inc.(8) ..........         4,851,210                38.2%
Urraca Building
Frederico Boyd Avenu
Panama City, Panama
All directors and officers
 as a group (23 persons)(9) ............         2,278,622                16.8%

----------------
 *  Less than 1%
(1) The address for each person, unless otherwise noted, is 2501 Davie Road, Suite 230, Fort Lauderdale, Florida 33317-7424.

(2) In accordance with Rule 13d-3 of the Exchange Act, shares that are not outstanding, but that are subject to options, warrants, rights or conversion privileges exercisable within 60 days from April 3, 1998, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person.
(3) Includes 634,132 shares held of record, and 180,000 shares issuable upon the exercise of currently exercisable stock options.
(4) Represents shares issuable upon the exercise of currently exercisable stock options.
(5) Includes 8,500 shares held of record, and 151,250 shares issuable upon the exercise of currently exercisable stock options.
(6) Includes 208,558 shares held of record, and 75,000 shares issuable upon the exercise of currently exercisable stock options.
(7) Includes 7,500 shares held of record, and 75,000 shares issuable upon exercise of currently exercisable stock options.
(8) Includes 4,701,210 shares held of record, and 150,000 shares issuable upon the exercise of currently exercisable stock options which were purchased from an unaffiliated third party.
(9) Includes 1,246,905 shares held of record, and 1,031,717 shares issuable upon the exercise of currently exercisable stock options.

ITEM 1. ELECTION OF DIRECTORS

     The Company currently has seven directors, with each director holding office until the next annual meeting of shareholders and until his successor is duly elected and qualified or until the earlier death, resignation, removal or disqualification of the director. Management of the Company has nominated six out of the seven directors currently serving as directors for election to the Board of Directors and one new individual to serve as director on the Board of Directors. The Company's officers are elected annually by the directors.

     The following nominees may be elected by plurality vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE FOR ELECTION TO THE BOARD. It is intended that proxies will be voted for the following nominees, unless otherwise directed:

NAME                                 AGE                       POSITION
----                                 ---                       --------
Harold S. Blue(1) ...............    37     Chairman of the Board, Chief Executive Officer

John Paul Guinan(1) .............    37     President, Director

Bennett Marks(1) ................    49     Executive Vice President--Finance, Chief Financial Officer
                                              and Director
Samuel X. Kaplan(2)(3) ..........    75     Director

Bertram J. Polan(2)(3) ..........    46     Director

Peter A. A. Saunders ............    56     Director

Eugene R. Terry(2)(3) ...........    59     Director

----------------
(1) Member of the Executive Committee, the Chairman of which is Mr. Blue.
(2) Member of the Audit Committee, the Chairman of which is Mr. Polan
(3) Member of the Compensation Committee, the Chairman of which is Mr. Terry.

     HAROLD S. BLUE joined ProxyMed, Inc. in 1993 and currently serves as Chief Executive Officer and Chairman of the Board. From 1992 to 1996, Mr. Blue was also President and Chief Executive Officer of Health Services Inc., a physician practice management company which was sold to InPhyNet Medical Management, Inc. From 1979 to 1984, Mr. Blue was President and Chief Executive Officer of Budget Drugs, Inc., a retail discount pharmacy chain located in South Florida. In September 1984, Mr. Blue founded Best Generics, Incorporated. Best Generics was later sold to pharmaceutical manufacturer, Ivax Corporation (Amex: IVX), where Mr. Blue served as a member of Ivax's Board of Directors from 1988 to 1990. He currently serves as a director of iMall, Inc. (OTC: IIML), the largest independent mall on the Internet, Windsor Capital Corp. (OTC: WDSC), a specialty regional mall based retailer, and AccuMed International, Inc. (Nasdaq: ACMIC), a healthcare medical device company.

     JOHN PAUL GUINAN has been the President and a director of the Company since June 1995 and also its Chief Operating Officer until January 1998. He was an Executive Vice President of the Company from July 1993 until June 1995. From March 1993 to June 1993, Mr. Guinan was the Chief Executive Officer and co-founder of ProxyScript, Inc. (f/k/a Medical Containment Systems, Inc.), which the Company acquired in June 1993. From 1989 until April 1993, Mr. Guinan founded and developed two companies: The Desktop Professionals, Inc., a company which supplied automation systems to South Florida professional offices; and POSitive Thinking, Inc., a software development company which specialized in point of sale systems.

     BENNETT MARKS has been Executive Vice President--Finance, Chief Financial Officer and a director of the Company since October 1993. From May 1991 to October 1993, Mr. Marks was Vice President--Finance and a director of FiberCorp International, Inc., a public company engaged in the manufacturing and marketing of network management systems for use by telecommunication companies. From 1981 to April 1991, Mr. Marks was an audit partner with KPMG Peat Marwick, an international accounting and consulting firm. While with KPMG Peat Marwick, Mr. Marks was the partner on audits of numerous public companies and served as an Associate SEC Reviewing Partner. He also served as the Administrative Partner in Charge of KPMG Peat Marwick's West Palm Beach office. Mr. Marks is a certified public accountant.

     SAMUEL X. KAPLAN has been a director of the Company since August 1995. Since 1987, Mr. Kaplan has been a healthcare management consultant. He has also been the President of U.S. Care, Inc., a California-based company which designs and administers long-term care insurance programs, since 1987, when he founded that company. In 1962, he founded U.S. Administrators, Inc., a healthcare management company, which he served as President and Chairman until 1987.

     BERTRAM J. POLAN has been a director of the Company since August 1995. Mr. Polan is the founder and President of Gemini Bio-Products, Inc., a California-based supplier of biological products used in medical schools, private medicine research institutes and the bio-technology industry, which he founded in 1985. From 1973 to 1985, Mr. Polan was employed in various executive capacities, most recently as vice president of sales and marketing, with North American Biologicals, Inc., one of the world's largest independent providers of human plasma products.

     PETER A. A. SAUNDERS, F.R.S.A. (Fellow of Royal Society of Arts) is the owner and Chairman of Pass Consultants, a marketing and business consulting firm he founded in Surrey, England in 1988. From 1992 through 1994, he also served as Managing Director of United Artist Communications (London-U.K.), Ltd. From 1959 to 1984, Mr. Saunders held various executive and directorship positions with Allders Department Stores, a subsidiary of United Drapery Department Stores Group, and, after its acquisition by Hanson Trust, P.L.C. in 1984, continued as a Director until 1988. Since 1989, Mr. Saunders has been serving as a Director of Theragenics Corporation, a public company specializing in the treatment of prostate cancer located in Norcross, Georgia; as a non-executive Director of Mayday Healthcare NHS Trust, a 700-bed hospital in Surrey, England since 1992; and as a non-executive Director of Eurobell (Sussex) Limited, a United Kingdom cable television and telecommunications company since 1993.

     EUGENE R. TERRY has been a director of the Company since August 1995. Mr. Terry is a principal in T/C Solutions, a management and venture capital firm based in Boca Raton, Florida. He is also a pharmacist and the founder and Chairman of Bloodline, Inc., a New Jersey-based company engaged in the blood services business, which he founded in 1980. In 1971, Mr. Terry founded Home Nutritional Support, Inc. ("HNSI"), one of the first companies established in the home infusion industry. In 1984, HNSI was sold to Healthdyne, Inc. HNSI was later sold to the W.R. Grace Group. From 1975 to 1984, Mr. Terry was also founder and Chief Executive Officer of Paramedical Specialties, Inc., a respiratory and durable medical equipment company, which was also sold to Healthdyne, Inc. He is a director of Windsor Capital Corp. (OTC:WDSC), a specialty regional mall based retailer.

     The Company has agreed, through August 5, 1998, if so requested by the underwriter of the Company's initial public offering, to nominate and use its best efforts to elect a designee of the underwriter as a director of the Company or, at the underwriter's option, as a non-voting adviser to the Board of Directors of the Company. No such nominee has been designated to date.

     The Company has "key person" life insurance policies on the lives of Mssr. Blue and Guinan in the amount of $1,000,000 each.


INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     MEETINGS--All directors attended more than 96% of the meetings of the Board for the fiscal year ended December 31, 1997. There were a total of ten Board meetings held during such year.

     AUDIT COMMITTEE--The Company's Audit Committee consists of three non-employee directors: Bertram J. Polan (Chair), Samuel X. Kaplan and Eugene
R. Terry. The Audit Committee is responsible for meeting with representatives of the Company's independent accountants and with representatives of senior management to review the general scope of the Company's annual audit, matters relating to internal audit control systems and the fee charged by the independent accountants. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's independent accountants and for recommending the engagement or discharge of the Company's independent accountants. The Audit Committee met two times in 1997.

     COMPENSATION COMMITTEE--The Company's Compensation Committee consists of three non-employee directors: Eugene R. Terry (Chair), Bertram J. Polan and Samuel X. Kaplan. The Compensation Committee is responsible for approving and reporting to the Board on the annual compensation for all officers, including salary, stock options and other consideration, if any. The Committee is also responsible for granting stock awards, stock options and other awards to be made under the Company's existing plans. The Compensation Committee met four times in 1997.


COMPENSATION OF DIRECTORS

     Employee directors of the Company are not compensated for their services as directors. The Company reimburses all directors for reasonable expenses incurred in attending board meetings. In addition, non-employee directors received stock options under the 1995 Outside Plan (described below) upon the directors' initial election or appointment to the Board of Directors. In 1995 and 1996, Messrs. Gampel, Kaplan, Polan and Terry, upon joining the Board, were each granted options to purchase 75,000 shares of Common Stock at an exercise price equal to the market price on the date of grant. These options were immediately vested with respect to 22,500 shares, with installments of 22,500 and 30,000 shares vesting one and two years from the date of grant, respectively. These options expire five years after the dates of grant. As of the date of this Proxy Statement, all options under the 1995 Outside Plan are vested.


COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of the registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     Based on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the Company's fiscal year ended December 31, 1997, all filing requirements applicable to its officers and directors and greater than 10% beneficial owners were complied with, except that (i) Mr. Gampel failed to timely file a monthly report of transactions in February, March and April 1997, but has since filed such transactions on Form 5, and (ii) the Company has not received from Bellingham Industries, Inc. a Form 5 or a written representation that no Form 5 is required.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the past three fiscal years to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company with annual compensation for such years over $100,000 (the "named executive officers"):


                           SUMMARY COMPENSATION TABLE


                                        ANNUAL COMPENSATION                  AWARDS          PAYOUTS
                             -------------------------------------    -------------------   --------
                                                          OTHER       RESTRICTED  NUMBER OF                ALL
NAME AND                                                  ANNUAL        STOCK     OPTIONS/     LTIP       OTHER
PRINCIPAL POSITION     YEAR     SALARY(S)     BONUS    COMPENSATION    AWARD(S)      SARs     PAYOUTS   COMPENSATION
------------------     ----     ---------     ------- -------------- ---------- ----------- --------- -------------
Harold S. Blue         1997     125,000            --           --         --            --      --          --
Chairman and CEO       1996     100,983            --           --         --       150,000      --          --
                       1995      60,000            --           --         --            --      --          --
John Paul Guinan       1997     125,000            --           --         --            --      --          --
President              1996     127,792            --           --         --        15,000      --          --
                       1995      99,693            --           --         --       202,500      --          --
Bennett Marks          1997     128,646        15,000           --         --            --      --          --
Executive V.P.         1996     107,542            --       10,625(1)      --        86,250      --          --
and CFO                1995     100,000            --       15,000(1)      --        15,000      --          --
Bruce S. Roberson      1997     180,000        50,000       22,506(3)      --            --      --          --
Executive V.P.         1996      30,000(2)         --       24,759(3)      --       100,000      --          --
                       1995          --            --           --         --            --      --          --
Frank M. Puthoff       1997     125,000        15,000           --         --        22,168      --          --
Executive V.P., CLO    1996      46,664(4)         --           --         --        40,000      --          --
and Secretary          1995          --            --           --         --            --      --          --

----------------
(1) Mr. Marks received a non-accountable expense allowance of $15,000 (net of taxes) per year through September 15, 1996.
(2) Mr. Roberson joined the Company on October 28, 1996.
(3) Consists of reimbursement of relocation expenses.
(4) Mr. Puthoff joined the Company on August 8, 1996.

     The following table provides information on stock option grants during fiscal year 1997 to each of the named executive officers:


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS


                                                    % OF TOTAL
                                NUMBER OF          OPTIONS/SARS         EXERCISE OR
                              OPTIONS/SARS     GRANTED TO EMPLOYEES     BASE PRICE     EXPIRATION
NAME                             GRANTED          IN FISCAL YEAR         ($/SHARE)        DATE
--------------------------   --------------   ----------------------   ------------   -----------
Frank M. Puthoff .........      22,168                 8%                 $ 7.38        9/10/07

     The following table sets forth certain information concerning unexercised options held by each of the named executive officers:

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED             IN-THE-MONEY
                             NUMBER OF SHARES               OPTIONS/SARS AT FY-END (#)    OPTIONS/SARS AT FY-END ($)
                               ACQUIRED ON        VALUE    ----------------------------- ----------------------------
NAME                             EXERCISE      REALIZED($)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------- ----------------- ------------ ------------- --------------- ------------- --------------
Harold S. Blue ............        --              --         180,000             --        625,800            --
John Paul Guinan ..........        --              --         217,500             --        647,400            --
Bennett Marks .............        --              --         151,250         10,000        413,550         1,200
Bruce S. Roberson .........        --              --          62,000         38,000          7,440         4,560
Frank M. Puthoff ..........        --              --          26,667         35,501          3,200            --

     There were no awards made to a named executive officer in the last completed fiscal year under any long-term incentive plan for performance to occur over a period longer than one fiscal year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for administering, reviewing and approving compensation arrangements with respect to executive compensation which includes base salaries, annual incentives and long term stock option plans, as well as any executive benefits and/or perquisites. In addition, the Compensation Committee is responsible for any awards and administration of the Company's 1993 Stock Option Plan, the Company's 1995 Stock Option Plan, the Company's 1997 Stock Option Plan, options to newly-hired employees and any future equity incentive plans.

     Mr. Blue has been Chairman of the Board and Chief Executive Officer of the Company since February, 1993. In April, 1996, he was granted a three year Employment Agreement with a base salary of $125,000. He received no annual bonus during 1997. The Committee believes that his compensation is within the low range of compensation paid to similarly situated executives at other companies and similar industries, however, the Committee believes that since Mr. Blue is the largest individual shareholder of the Company and holds more than 5% of the outstanding shares of the Company's common stock, that his interests are firmly aligned with the shareholders of the Company. The Committee intends to review the performance and compensation of the executive officers annually, in conjunction with performance of the Company.

     The Committee's general philosophy with respect to the compensation of the Chief Executive Officer and other executive officers is to offer competitive compensation packages designed to attract and retain key executives critical to the success of the Company. In general, subjective factors rather than specific criteria of the Company's performance have been used in determining and approving executive compensation. The Company's compensation programs include a base salary, annual bonus awards based on individual and Company performance, as well as the granting of stock options designed to provide long term incentives and aligning the interest of management with those of the Company's shareholders.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and the four (4) other most highly compensated executive officers, unless such compensation is "performance based". For purposes of Section 162(m), the Company currently intends to structure any performance based portion of the compensation of its executive officers that it might develop in a manner that complies with Section 162(m).

PERFORMANCE GRAPH


                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
   AMONG PROXYMED, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ
                             HEALTH SERVICES INDEX
                               [GRAPHIC OMITTED]


                                             CUMULATIVE TOTAL RETURN
                         ----------------------------------------------------------------
                         8/05/93   12/93     12/94     12/95     12/98     12/97     3/98

PROXYMED, INC.             100      165       108        96       175       177       334

NASDAQ STOCK MARKET (U.S.) 100      110       108       153       188       230       270

NASDAQ HEALTH SERVICES     100      117       126       160       160       163       179

STOCK OPTION PLANS

     The Board of Directors has adopted four stock option plans for its employees, officers and outside directors: the 1993 Stock Option Plan (the "1993 Plan"); the 1995 Stock Option Plan (the "1995 Plan"); the 1995 Outside Director Stock Option Plan (the "1995 Outside Plan"); and the 1997 Stock Option Plan (the "1997 Plan", and collectively with the 1993 Plan, the 1995 Plan and the 1997 Outside Plan, the "Plans"). The purpose of the Plans is to provide certain directors, officers and key employees of the Company with a greater personal interest in the success of the Company and to enhance the ability of the Company to attract and maintain the services of qualified personnel.

     The 1993, 1995 and 1997 Plans provide for the issuance of up to 600,000 shares, 376,250 shares and 250,000 shares of Common Stock, respectively, upon exercise of options designated as either "incentive stock options" or "non-qualified options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 1995 Outside Plan provides for the issuance of up to 300,000 shares upon exercise of "non-qualified options". The Plans are administered by the Compensation Committee of the Board of Directors, which determines, among other things, the persons to be granted options under the Plans, the number of shares subject to each option and the option price.

     With respect to the 1993, 1995 and 1997 Plans, the exercise price of any incentive stock option may not be less than the fair market value of the shares subject to the option on the date of grant; provided, however, that the exercise price of any incentive stock option granted to an eligible employee who is or will be the beneficial owner of more than 10% of the outstanding voting power of the Company may not be less than 110% of the fair market value of the shares underlying such options on the date of grant. Non-qualified options may not be granted with exercise prices less than the fair market value of the shares subject to the option on the date of grant. Incentive stock options may be granted only to employees and no option granted under the 1993 Plan to an employee may be exercised unless, at the time of exercise, the grantee is an employee of the Company or a subsidiary or was an employee within the preceding three months. In the event of death, options may be exercised during a twelve month period following such event. The Company may grant an employee options for any number of shares, except that the value of the shares subject to one or more incentive stock options first exercisable in any calendar year may not exceed $100,000 (determined at the date of grant). Options are not transferable, except upon the death of the optionee. The Plans may be amended by the Board of Directors from time to time; however, the number of shares covered by the 1993, 1995 and 1997 Plans may not be changed, nor may certain other material amendments to those Plans be made, without further shareholder approval.

     The term of each option granted under the Plans and the manner in which it may be exercised is determined by the Compensation Committee, provided that no option may be exercisable more than 10 years after the date of grant and, in the case of an incentive stock option granted to an eligible employee who is or will be the beneficial owner of more than 10% of the outstanding voting power of the Company, no more than five years after the date of grant. Incentive stock options under the 1993, 1995 and 1997 Plans may only be granted during the 10-year period following the dates of the Plans.

     Of the 600,000 shares, 376,250 shares, 300,000 shares and 250,000 shares of Common Stock available for issuance under the 1993 Plan, the 1995 Plan, the 1995 Outside Plan and the 1997 Plan, respectively, at April 3, 1998, options had been granted, which had not expired, with respect to 599,751, 376,250, 300,000 and 111,168 shares, respectively. The exercise prices of all of these options, when granted, were equal to the market value of the shares on the date of grant. Exercise prices for options granted under the Plans range from $3.17 to $11.13 per share.

CERTAIN EMPLOYMENT AGREEMENTS

     On April 1, 1996, the Company entered into an Employment Agreement with Mr. Blue for a period of three years, which is automatically extended from year to year unless terminated by either party upon 60 days written notice. Mr. Blue receives an annual base salary of $125,000 and is entitled to such bonuses as may be awarded from time to time by the Board of Directors and to participate in any stock option or bonus plans which the Company may now have or in the future develop. Mr. Blue may be terminated for "cause," as defined in the Agreement. If he is terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options which shall remain exercisable for 90 days after the date of termination. If he is terminated "without cause," then he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination. In addition, the Agreement contains confidentiality and noncompetition covenants. Mr. Guinan has an employment agreement with the Company for a three-year term commencing on December 5, 1995, which is substantially similar to Mr. Blue's, with an annual base salary of $180,000.

     In November 1996, the Company entered into Employment Agreements with Mr. Marks, Mr. Puthoff and Mr. Roberson. The Agreements are for a three-year term and automatically extend from year to year thereafter unless terminated by the Company upon 90 days written notice or by the employee upon 30 days written notice prior to the end of the initial term or any extension. They receive an annual base salary of $137,500, $125,000 and $180,000, respectively, and are entitled to such bonuses as may be awarded from time to time and to participate in any stock option or bonus plans which the Company may now have or in the future develop. They may be terminated for "cause" as defined in their Agreements. If terminated for cause, they will be entitled to base salary earned, and they will retain all vested stock options which shall remain exercisable for 90 days after the date of termination. If, upon 90 days prior written notice, they are terminated "without cause," they will be entitled to receive an amount equal to their base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the Agreements contain confidentiality and noncompetition covenants.

                             CERTAIN TRANSACTIONS

     Mr. Blue was a principal shareholder in three medical centers which were customers of the Company's former drug dispensing business in 1995. Dr. Steven Fox, a former director of the Company, was a principal shareholder in two medical centers which were also customers of the Company's former drug dispensing business in 1995. The Company received a total of approximately 4% of its revenues in 1995, respectively, from these five medical centers.


     In July 1995, Mr. Blue purchased 8,000 shares of the Company's Series A Preferred Stock at an aggregate price of $200,000 pursuant to the Company's private placement of such stock, which has subsequently been converted into 75,232 shares of Common Stock in August 1996 pursuant to the terms of the Preferred Stock.

     On April 30, 1997, the Company loaned a total of $350,000 to Mr. Blue. The funds were advanced pursuant to two demand promissory notes in the principal amounts of $290,000 and $60,000, respectively, each bearing interest at a rate of 73/4% per year. Mr. Blue has agreed to secure the notes pursuant to pledges of securities, including shares of the Company's Common Stock, satisfactory to the Company's Board of Directors.

ITEM 2. PROPOSED AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     There will be submitted to the shareholders a proposal to amend Article THIRD of the Company's Restated Articles of Incorporation (the "Articles") to increase the authorized number of shares of Common Stock, $.001 par value, from 20,000,000 to 50,000,000. The full text of Article THIRD of the Articles reflecting this amendment is set forth as Exhibit A to this proxy statement.

     The Company's Restated Articles of Incorporation presently authorizes the issuance of 20,000,000 shares of Common Stock having a par value of $.001 per share. As of the close of business on April 3,

1998 (the "Record Date"), the Company had 12,449,368 shares of Common Stock issued. A balance of 7,550,632 authorized shares of Common Stock remains available for issuance without shareholder action, from which balance 2,968,052 shares of the Company's Common Stock have been reserved by the Company in order to fulfill its obligations under certain warrant and option agreements. The 30,000,000 additional shares of Common Stock for which authorization is sought would have the same rights and privileges as the Common Stock presently outstanding. The shares of the Company's Common Stock have no pre-emptive rights or other rights to subscribe for additional shares.

     In view of the foregoing, the Board of Directors of the Company believes that it is desirable to have additional shares of Common Stock and thus has adopted a resolution recommending the approval of a proposed amendment to the Company's Restated Articles of Incorporation, which would increase the number of shares of Common Stock which the Company is authorized to issue from 20,000,000 to 50,000,000 shares. The proposed amendment does not change any other provision of the Company's Restated Articles of Incorporation. The additional shares of Common Stock will be available for issuance from time to time for general corporate purposes as determined by the Company's Board of Directors, including possible future stock dividends, splits, employee benefit programs, issuances under stock options heretofore or hereafter granted or in connection with the acquisition of the stock or assets of other companies. The Company does not expect to obtain shareholder votes with respect to such issuances, except as may be required, in any given instance, by the policies of the Nasdaq National Market System or any stock exchange or other quotation system on which the Company's securities may listed or quoted in the future or pursuant to the requirements of Florida law.

     THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF INCORPORATION.

                             INDEPENDENT ACCOUNTANTS

     The Board has appointed Coopers & Lybrand L.L.P., Miami, Florida, as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting of Shareholders and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                                  OTHER MATTERS

     The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders of the Company must be received by the Company not later than December 31, 1998 at its principal executive offices, 2501 Davie Road, Suite 230, Fort Lauderdale, Florida 33317, Attention: Harold S. Blue, Chief Executive Officer, for inclusion in the proxy statement and proxy relating to the 1999 Annual Meeting of Shareholders.


                             ADDITIONAL INFORMATION

     Accompanying this proxy statement is a copy of the Company's annual report. A copy of the Company's annual report on Form 10-K may be obtained from the Company on written request.


                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ HAROLD S. BLUE
                                        -------------------------
                                        Harold S. Blue
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER


Fort Lauderdale, Florida
May 1, 1998

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                      PROXYMED, INC., A FLORIDA CORPORATION

     Pursuant to the provisions of Section 607.1006, Florida Statutes, ProxyMed, Inc. (the "Corporation") adopts the following Articles of Amendment to its Restated Articles of Incorporation:

FIRST: The Article III of the Corporation's Restated Articles of Incorporation is amended by striking out the first paragraph thereof and by substituting in lieu of said paragraph the following new first paragraph to Article III:


     "The Corporation is authorized to issue 50,000,000 shares of Common Stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.01 per share."


SECOND: This Amendment was adopted by the shareholders at the Corporation's Annual Meeting of Shareholders held on May 21, 1998. The number of votes cast were sufficient for approval.


Dated as of the   th day of      , 1998.


                                        ProxyMed, Inc.




                                        Harold S. Blue
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX A




                  PROXY FOR ANNUAL MEETING OF PROXYMED, INC.
                           2501 DAVIE ROAD, SUITE 230
                         FT. LAUDERDALE, FLORIDA 33317
                                (954) 473-1001


      SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF PROXYMED, INC.

     The undersigned hereby appoints Harold S. Blue and Bennett Marks with the power to vote, at the Annual Meeting of Shareholders of ProxyMed, Inc. (the "Company") to be held on May 21, 1998 at 9:00 o'clock a.m., Eastern Daylight Time, at the Ft. Lauderdale Airport Hilton, 1870 Griffin Road, Dania, Florida 33004, or any adjournment thereof, all shares of the Common Stock which the undersigned possesses and with the same effect as if the undersigned was personally present, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES, FOR THE AMENDING OF THE RESTATED ARTICLES OF INCORPORATION, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF BOTH ITEMS.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

(1) ELECTION OF DIRECTORS: (Nominees are Harold S. Blue, John Paul Guinan, Bennett Marks, Samuel X. Kaplan, Bertram J. Polan, Peter A. A. Saunders and Eugene R. Terry)*

                      [ ] FOR       [ ] WITHHOLD AUTHORITY

* To vote your shares for all director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withhold Authority" box. If you do not wish your shares voted "For" a particular nominee(s), enter the name(s) of that nominee(s) in the following space:

(2) AMENDMENT OF RESTATED ARTICLES OF INCORPORATION: To amend the Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.001, from 20,000,000 to 50,000,000.

                   [ ] FOR       [ ] AGAINST      [ ] ABSTAIN

                                              Dated:________________________
                                              ______________________________
                                              Signature
                                              (Please sign exactly as name
                                              appears hereon. If the stock is
                                              registered in the names of two or
                                              more persons, each should sign.
                                              Executors, administrators,
                                              trustees, guardians, attorneys
                                              and corporate officers should
                                              include their titles.)

   Please sign, date and promptly return this Proxy in the enclosed envelope.